Exhibit (17)(a)

FORM OF PROXY CARD

DYNAMIC CALLING - POSITION A
PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735
To vote by Internet
	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Go to website www.proxyvote.com
	3)	Follow the instructions provided on the website.

To vote by Telephone

	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Call 1-800-690-6903
	3)	Follow the instructions.

To vote by Mail

	1)	Read the Proxy Statement.
	2)	Check the appropriate boxes on the proxy card below.
	3)	Sign and date the proxy card.
	4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HRTGE1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DYNAMIC CALLING - POSITION C

Vote On Proposals				For	Against	Abstain

PROPOSAL 1: To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of the stated liabilities of Heritage High Yield Bond Fund, in exchange for shares of Legg Mason Partners High Income Fund to be distributed to the shareholders of Heritage High Yield Bond Fund, and (ii) the subsequent termination of Heritage High Yield Bond Fund; and				☐	☐	☐

PROPOSAL 2: To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The appointed proxies will vote in their discretion on any other business as may properly come before the Meeting or any adjournments or postponements thereof.

				☐	☐	☐

YOUR VOTE ON THIS MATTER IS IMPORTANT. PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE OR BY FOLLOWING THE ENCLOSED INSTRUCTIONS TO VOTE OVER THE INTERNET OR BY TELEPHONE.

PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

HERITAGE INCOME TRUST

Heritage High Yield Bond Fund

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on October 3, 2008

The undersigned hereby appoints Andrea N. Mullins and Mathew J. Calabro, and each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of the above-referenced fund (the “Fund”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Heritage Asset Management, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716 on October 3, 2008, at 10:00 a.m., Eastern time, and at any adjournments thereof.

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSALS.